THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, (2) THE SALE IS MADE IN ACCORDANCE WITH RULE 144(k) UNDER THE SECURITIES ACT OR (3) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER IS DELIVERED STATING THAT SUCH REGISTRATION IS NOT REQUIRED.

Certificate No. 3 Up to $20,000,000 of additional investment in

Common Stock and up to 2,700,000 shares of

Plug Power Stock, subject to adjustment

Certificate of Additional Investment Rights

Mechanical Technology Incorporated

Mechanical Technology Incorporated (the "Issuer"), a New York corporation, for value received, hereby certifies that Fletcher International, Ltd., a Bermuda company ("Fletcher"), or its registered permitted assigns, is the registered holder (the "Holder") of rights to purchase from the Issuer (i) up to $20,000,000 (the "Additional Investment Amount") of duly authorized, validly issued, fully paid and nonassessable shares of common stock, par value $1.00 per share (the "Common Stock"), of the Issuer (the "MTI Investment Right") at a price per share equal to the MTI Additional Investment Price (as defined herein), and (ii) up to two million, seven hundred thousand (2,700,000) duly authorized, validly issued, fully paid and nonassessable shares of common stock, par value $0.01 per share, of Plug Power, Inc. (the "Plug Power Stock") owned by the Company and held in escrow pursuant to the Escrow Agreement (as adjusted, the "Plug Power Investment Right" and, together with the MTI Investment Right, the "Additional Investment Rights") at a price per share equal to the Plug Power Investment Price (as defined herein), all subject to the terms, conditions and adjustments set forth below in this Certificate of Additional Investment Rights (this "Certificate") and the Agreement between the Issuer and Fletcher dated as of January 26, 2004 and amended by Amendment No. 1 to the Main Agreement dated as of May 4, 2004 (as amended, the "Main Agreement").

    Additional Investment.

    The Additional Investment Rights represented hereby have been issued pursuant to the Main Agreement, and are subject to the terms and conditions thereof. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Main Agreement. A copy of the Main Agreement may be obtained by the registered holder hereof upon written request to the Issuer.

      Investment Price; Additional Investment Term.
        [intentionally omitted]
        Investment Price. Subject to the provisions of the Main Agreement and this Certificate:
          [intentionally omitted]
          the MTI Investment Right entitles the Holder to purchase at any time and from time to time, in whole or in part, during the relevant Additional Investment Term up to that number of shares of Common Stock equal to (A) $20,000,000 divided by (B) the MTI Additional Investment Price, at a per share price equal to the MTI Additional Investment Price;
          and subject further to the provisions of the Escrow Agreement, the Plug Power Investment Right entitles the Holder to purchase at any time and from time to time, in whole or in part, during the relevant Additional Investment Term, up to that number of shares of Plug Power Stock equal to the quotient determined by dividing (A) the Plug Power Exercise Value (as defined herein), by (B) the Prevailing Price of Plug Power Stock on the date of the Additional Investment Notice (as defined herein), at a per share price equal to the Plug Power Investment Price; provided, however, that notwithstanding the foregoing, the Holder may only purchase the number of shares of Plug Power Stock held in escrow pursuant to the Escrow Agreement on the date of the exercise of the Plug Power Investment Right; provided further, that the "Plug Power Exercise Value" shall mean (A) ten million dollars ($10,000,000), minus (B) the sum of the product of, for each prior exercise of the Plug Power Investment Right, (1) the number of shares of Plug Power Stock received by the Holder pursuant to such prior exercise of the Plug Power Investment Right, multiplied by (2) the Prevailing Price of Plug Power Stock on the date the respective Additional Investment Notice was delivered for such prior exercise of the Plug Power Investment Right; and
          The "MTI Additional Investment Price" shall be equal to the Amendment Date Price (as adjusted by the Main Agreement and this Certificate) on the date that the Additional Investment Notice relating to the exercise of the MTI Investment Right is delivered. The "Amendment Date Price" shall equal $6.34, subject to adjustment as set forth in the Main Agreement and this Certificate. The "Plug Power Investment Price" shall be equal to (A) $10,000,000 minus the positive difference, if any, between (1) $18,000,000 and (2) the product of (x) 2,680,671 multiplied by (y) the Prevailing Price of a share of Common Stock on the date that the relevant Additional Investment Notice relating to the exercise of the Plug Power Investment Right is delivered (provided, that, the sixty (60)-Business Day period used to calculate such Prevailing Price shall not include any Excluded Day), divided by (B) the quotient obtained by dividing ten million (10,000,000) by the Prevailing Price of Plug Power Stock on the date that the Additional Investment Notice relating to the exercise of the Plug Power Investment Right is delivered; provided, however, that in no event will the Plug Power Investment Price be less than zero. The "Prevailing Price" means, as of a particular date, the average of the daily volume-weighted average prices per share of Common Stock or Plug Power Stock, as applicable, during the sixty (60)-Business Day period ending three (3) days before and excluding such date; provided, however, that the Prevailing Price on any particular date may not exceed the average of the daily volume-weighted average prices for any ten (10) Business Days within such sixty (60)-Business Day period. An "Excluded Day" is a day where (x) the daily volume-weighted average price per share of Common Stock or Plug Power Stock, as applicable, for such day is one of the ten (10) lowest daily volume-weighted average prices per share of Common Stock or Plug Power Stock, as applicable, during a sixty (60)-Business Day period for which the Prevailing Price is calculated and (y) sales of Common Stock or Plug Power Stock, as applicable, by the Holder or its affiliates on such day constitute more than ten percent (10%) of the total trading volume for the Common Stock or Plug Power Stock, as applicable, on that day. In connection with the delivery of an Additional Investment Notice, the Holder will deliver a certificate of an officer of the Holder certifying that none of the dates used in determining the applicable Prevailing Price met the definition of an Excluded Day. All market prices used in calculations hereunder shall be as reported on the Nasdaq by Bloomberg, L.P., or such other reputable financial information service as shall be designated by the Holder and be reasonably acceptable to the Issuer.
        Additional Investment Term.

        The "Additional Investment Term" shall mean:

          [intentionally omitted]
          in the case of the MTI Investment Right, from December 20, 2004 until 11:59 p.m., New York City time, on December 31, 2006, as adjusted pursuant to the terms of the Main Agreement; and
          in the case of the Plug Power Investment Right, from and after 12:01 a.m., New York City time, on June 1, 2005, until 11:59 p.m., New York City time, on December 31, 2006.
      Adjustments to Investments.
        This Certificate hereby incorporates in full as if set forth herein each of the adjustments to each of the terms of this Certificate set forth in the Main Agreement.
        If, after December 20, 2004 and prior to the end of the Additional Investment Term relating to the MTI Investment Right, as adjusted pursuant to the terms of the Main Agreement and this Certificate:
          the Prevailing Price for Common Stock exceeds $11.2768 as of (A) the last Business Day of two (2) consecutive calendar quarters following and excluding the calendar quarter in which the Initial Registration Statement is declared effective or (B) the last Business Day of any calendar quarter ending after July 1, 2005 (such date, the "Call Commencement Date"); and
          the Registration Requirement has been satisfied, the Amendment Requirement has been satisfied and no sales have been suspended pursuant to Sections 4(i), 4(j) or 4(m) of the Main Agreement during the entire sixty (60)-Business Day period immediately preceding and excluding the date of the Call Notice (as defined below);

        then the Issuer may request by written notice to the Holder (a "Call Notice") that the Holder exercise the MTI Investment Right in an amount equal to $20,000,000 minus any Designated Additional Amounts set forth on any Additional Investment Notice previously delivered to the Issuer pursuant to a previous exercise in part of the MTI Investment Right. The Call Notice must be delivered to the Holder no later than the tenth (10th) Business Day after and excluding the Call Commencement Date, after which the Issuer may not deliver a Call Notice to the Holder until the next date on which the provisions of this Section 1.2(b) are satisfied.

        Notwithstanding Section 1.2(b), if:
          the requirement set forth in Section 1.2(b)(i) is satisfied, but the requirement set forth in Section 1.2(b)(ii) is not satisfied, on the Call Commencement Date or any day on or before the tenth (10th) Business Day after and excluding the Call Commencement Date; and
          the Prevailing Price for Common Stock exceeds $11.2768 on the first Business Day after and excluding the Call Commencement Date, if any, on which the Registration Requirement has been satisfied, the Amendment Requirement has been satisfied and no sales have been suspended pursuant to Sections 4(i), 4(j) or 4(m) of the Main Agreement for the entire sixty (60)-Business Day period immediately preceding and excluding such date (the "Trailing Date"); and
          the Trailing Date is less than sixty-one (61) Business Days after and excluding the Call Commencement Date;

        then, the Issuer may deliver a Call Notice no later than the tenth (10th) Business Day after the Trailing Date. For purposes of clarification, if no Trailing Date occurs, or if the Call Notice is not delivered on or before the tenth (10th) Business Day after and excluding the Trailing Date, the Issuer may not deliver a Call Notice to the Holder until the next date on which the provisions of Section 1.2(b) or this Section 1.2(c) are satisfied.

        The Holder shall not be obligated to honor any request made in a Call Notice delivered pursuant to Section 1.2(b) or Section 1.2(c); provided, that, if the Holder does not deliver an Additional Investment Notice with respect to at least the amount set forth in the Call Notice prior to 11:59 p.m., New York City time, on the thirtieth (30th) Business Day (which Business Days need not be consecutive) after and excluding the date on which the Call Notice shall have been delivered to the Holder on which the Registration Requirement and the Amendment Requirement has been satisfied and no sales are suspended pursuant to Sections 4(i), 4(j) or 4(m) of the Main Agreement, then the MTI Investment Right shall become void and may not thereafter be exercised.
      Manner of Exercise.

      The MTI Investment Right and the Plug Power Investment Right may be exercised by the Holder, in whole or in part, from time to time, on any Business Day during the relevant Additional Investment Term, by facsimile, mail or overnight courier delivery of a notice in substantially the form attached to this Certificate as Exhibit 1 duly executed by such Holder (an "Additional Investment Notice") and any such exercise shall be irrevocable; provided, that, if the consummation of the transactions contemplated by such exercise does not occur on the Additional Investment Closing Date for any reason other than the Holder's breach of the Certificate or the Main Agreement or the failure of any condition precedent of the Company's obligations with respect thereto, then, in addition to all other remedies available to the Holder at law or in equity, the Holder may withdraw such Additional Investment Notice. The Issuer shall acknowledge receipt of such Additional Investment Notice no later than the first Business Day after and excluding the date of receipt thereof by countersigning the Additional Investment Notice and delivering a copy of such countersignature to the Holder by facsimile or overnight courier. The closing of each exercise of the MTI Investment Right shall take place (A) if the Initial Registration Statement has been declared effective at the time of delivery of the relevant Additional Investment Notice, (x) on the third (3rd) Business Day after and including the date of the Additional Investment Notice relating thereto or (y) any other date upon which the exercising Holder and the Issuer mutually agree or (B) if the Initial Registration Statement has not been declared effective at the time of delivery of the relevant Additional Investment Notice and on the Closing Date, (x) on the fifth (5th) Business Day after and excluding the effective date of the Initial Registration Statement relating to such exercise or (y) any other date upon which the exercising Holder elects. The closing of the exercise of the Plug Power Investment Right shall take place on the third (3rd) Business Day after and including the date of the Additional Investment Notice relating thereto or any other date upon which the exercising Holder elects (such date, in each case, an "Additional Investment Closing Date"). The Holder shall exercise the Additional Investment Rights in Designated Additional Investments of at least five hundred thousand dollars ($500,000), unless the remaining Additional Investment Amount under the MTI Investment Right or the Plug Power Investment Right, as the case may be, is less than five hundred thousand dollars ($500,000).

      Delivery of Common Stock or Plug Power Stock and Payment.
        On the Additional Investment Closing Dates, the Holder shall surrender this Certificate to the Issuer at the address set forth for notices to the Issuer in the Main Agreement and shall deliver payment in cash, by wire transfer to the Issuer's account designated in Section 19 of the Main Agreement of immediately available United States funds in the amount designated as the "Designated Additional Investment" by the Holder in the Additional Investment Notice (the "Designated Additional Investment") and such holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock or the number of fully paid and nonassessable (to the Company's knowledge) shares of Plug Power Stock designated in the Additional Investment Notice, as the case may be.
        [intentionally omitted]
      Delivery of Stock Certificates, etc.

      On each Additional Investment Closing Date, the Issuer at its expense (including the payment by it of any applicable issue taxes) shall cause to be issued (including, with respect to the Plug Power Investment Right, by executing Joint Instructions instructing the escrow agent under the Escrow Agreement to issue) in the name of and delivered to the Holder or as such Holder may direct, at such address specified by the Holder via reputable overnight courier, one or more certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock or the number of shares of Plug Power Stock to which such Holder shall be entitled upon such exercise of Additional Investment Rights, as the case may be, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction of the closing price per share of Common Stock (as reported on the Nasdaq by Bloomberg, L.P., or such other reputable financial information service as shall be designated by the Holder and be reasonably acceptable to the Issuer) on the Business Day next preceding the date of such Additional Investment Notice; and
        in the case of an exercise of the Additional Investment Rights in part only, at such address specified by the Holder via reputable overnight courier, a new Certificate of like tenor, calling in the aggregate on the face or faces thereof for an Additional Investment Amount equal to the Additional Investment Amount called for on the face of this Certificate (adjusted pursuant to the terms of the Main Agreement or this Certificate, if applicable) minus an amount equal to the Designated Additional Investment;

  provided, however, that, if the Initial Registration Statement or the Consent Registration Statement, as the case may be, is not effective and the Holder directs the Issuer to deliver a certificate or certificates for shares of Common Stock or a Certificate in a name other than that of the Holder, it shall deliver to the Issuer, if requested in writing by the Issuer, on the Additional Investment Closing Date an opinion of counsel reasonably satisfactory to the Issuer to the effect that the issuance of such certificate(s) or Certificate in such other name may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws.

  Reservation of Shares.

  For so long as the Additional Investment Amount represented hereby has not been exercised in full, the Issuer shall, at all times prior to the end of the Additional Investment Term, reserve and keep available, free from any pre-emptive rights that would reduce the number of Additional Shares issuable to the Holder under this Certificate or the Main Agreement, out of its authorized but unissued capital stock, the number of shares of Common Stock available for exercise hereunder. In the event the number of Common Shares plus all other shares of Common Stock outstanding and otherwise reserved for issuance exceeds the total authorized number of shares of Common Stock, the Issuer shall promptly take all actions necessary to increase the authorized number of shares of Common Stock, including causing its board of directors to call a special meeting of stockholders and recommend such increase.

  Accountants' Report as to Adjustments.

  In each case of any adjustment or readjustment of the Additional Investment Term, the MTI Additional Investment Price or any other adjustment or readjustment pursuant to the terms of the Main Agreement or this Certificate, or upon the written request at any time of any Holder, the Issuer, at its expense, will promptly compute such adjustment or readjustment (the "Issuer Calculation") in accordance with the terms of this Certificate and deliver to the Holder a certificate of the chief financial officer of the Issuer verifying the Issuer Calculation and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the Additional Investment Amount, (b) the Additional Investment Term and (c) the MTI Additional Investment Price in effect immediately prior to such adjustment or readjustment (as adjusted and readjusted, as applicable). The Issuer will keep copies of all such certificates and any reports or other data used in the preparation of the Issuer Calculation at its principal office and will cause the same to be available for inspection at such office during normal business hours by any Holder or any prospective purchaser of the Additional Investment Rights designated by the Holder thereof. In the event that the Holder disputes the Issuer Calculation, the Holder shall deliver its computation of such adjustment or readjustment (the "Holder Calculation") to the Issuer and, if the parties are unable to agree on the adjustment or readjustment in question within ten (10) Business Days of the Holder's delivery of the Holder Calculation, then Holder may request in writing that the Issuer shall cause independent certified accountants of recognized national standing (which may be the regular auditors or accountants of the Issuer) selected by the Issuer to prepare a computation of such adjustment or readjustment (the "Final Calculation"). The Holder shall bear the costs and expenses of such accountants if the difference between the Holder Calculation and the Final Calculation is greater than the difference between the Issuer Calculation and the Final Calculation, otherwise the Issuer shall bear such costs and expenses.

  Transfer and Assignment.

  By accepting delivery of this Certificate, the Holder covenants and agrees with the Issuer not to exercise the Additional Investment Rights or transfer the Additional Investment Rights or the Common Shares represented hereby except in compliance with the terms of the Main Agreement and this Certificate. By accepting delivery of this Certificate, the Holder further covenants and agrees with the Issuer that the Additional Investment Rights may not be sold or assigned, in whole or in part, unless such sale or assignment complies with applicable federal and state securities laws and the terms of the Main Agreement and this Certificate. If a portion of the Additional Investment Rights evidenced hereby is transferred in compliance with the terms of the Main Agreement and this Certificate, all rights of the Holder hereunder may be exercised by the transferee provided that any Holder of the Additional Investment Rights may deliver an Additional Investment Notice only with respect to such Holder's portion of the Additional Investment Rights.

  Taxes.

  The Issuer will pay all documentary stamp taxes (if any) attributable to the issuance of Common Stock and the transfer of the Plug Power Stock upon the exercise of the Additional Investment Rights by the Holder; provided, however, that the Issuer shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the registration of the Additional Investment Rights or any certificates for Common Shares or Plug Power Stock in a name other than that of the Holder of the Additional Investment Rights surrendered upon the exercise of Additional Investment Rights, and the Issuer shall not be required to issue or deliver a certificate evidencing Additional Investment Rights or certificates for Common Shares or Plug Power Stock unless or until the person or persons requesting the issuance thereof shall have paid to the Issuer the amount of such tax or shall have established to the reasonable satisfaction of the Issuer that such tax has been paid.

  Business Combinations.
      Upon receipt of a Change in Control Notice or if an event shall have occurred that would require the Issuer to deliver a Change in Control Notice, then the Holder may elect, on or prior to the date of the consummation of the Change in Control (provided that the consummation of the Change in Control may not occur earlier than the fifth (5th) Business Day after and excluding the date of the Change in Control Notice), to:
          exercise the Plug Power Investment Right in the manner provided in Section 1 of this Certificate (regardless of whether the Additional Investment Term with respect thereto shall have commenced) at a price per share equal to:
              if the Acquisition Consideration per share of Common Stock is less than $7.048, (1) $10,000,000 minus the positive difference, if any, between (x) $18,000,000 and (y) the product of 2,680,671 multiplied by the Prevailing Price of a share of Common Stock on the date that an Additional Investment Notice is delivered with respect to the exercise of the Plug Power Investment Right, divided by (2) the quotient obtained by dividing ten million (10,000,000) by the Prevailing Price of Plug Power Stock on the date that an Additional Investment Notice is delivered with respect to the exercise of the Plug Power Investment Right (provided, however, that in no event will the Plug Power Investment Price be less than zero); or
              if the Acquisition Consideration per share of Common Stock is equal to or greater than $7.048, the Prevailing Price of the Plug Power Stock as of the date that an Additional Investment Notice is delivered with respect to the exercise of the Plug Power Investment Right;

          and provided that the Holder may only purchase the number of shares of Plug Power Stock held in escrow pursuant to the Escrow Agreement on the date that an Additional Investment Notice is delivered with respect to the exercise of the Plug Power Investment Right;

          exercise the MTI Investment Right, either:
              in the manner provided in Section 1 of this Certificate;
              by providing the Company with an Additional Investment Notice in the form attached hereto as Exhibit 3 (the "Holder CIC Notice") (which exercise may be made contingent, at the Holder's option, upon the consummation of the Change in Control and may be withdrawn at any time before the closing of such exercise or the consummation of the Change in Control, as applicable). The Issuer shall acknowledge receipt of such Holder CIC Notice no later than the first Business Day after and excluding the date of receipt thereof by countersigning the Holder CIC Notice and delivering a copy of such countersignature to the Holder by facsimile or overnight courier. The MTI Additional Investment Price used to calculate the Additional Shares to be received by the Holder pursuant to the Holder CIC Notice shall be the lesser of the MTI Additional Investment Price calculated as of (1) the date of any event that requires a Change in Control Notice to be delivered hereunder, (2) the date on which the Holder CIC Notice is delivered and (3) the date of consummation of the Change in Control. The closing of any exercise pursuant to a Holder CIC Notice (a "CIC Exercise") shall take place (subject to the Holder's right to withdraw the Holder CIC Notice) at the election of the Holder, on the third (3) Business Day after and excluding the date that the Holder delivers a written notice that specifies the Additional Investment Closing Date with respect thereto, but in any event not later than simultaneously with the consummation of the Change in Control, or, if the Holder does not specify a date in such written notice or does not deliver such written notice earlier than the date of the consummation of the Change in Control, simultaneously with the consummation of the Change in Control. If the Holder elects to close the CIC Exercise prior to the consummation of the Change in Control, and has not withdrawn such Holder CIC Notice prior to such closing, upon payment of the Designated Additional Investment set forth in the Holder CIC Notice, the Issuer shall issue, and the Holder shall receive, the number of Additional Shares set forth in the Holder CIC Notice. If the Holder elects to close the CIC Exercise simultaneously with the consummation of the Change in Control, and has not withdrawn the Holder CIC Notice prior to the consummation of the Change in Control, upon payment of the Designated Additional Investment set forth in the Holder CIC Notice, the Holder shall receive the consideration (whether in the form of cash, securities or other assets or some combination thereof and, if there is an election mechanism, the form of consideration elected by the Holder) payable to all holders of Common Stock, including the Holder, pursuant to the Acquisition Agreement (the "Acquisition Consideration") per share of Common Stock issuable to any other stockholder in connection with such Change in Control with respect to the number of Additional Shares set forth on the Holder CIC Notice; provided, that if the Acquisition Consideration is in the form of cash, the Holder shall not be required to tender the Designated Additional Investment set forth in the Holder CIC Notice, but shall receive in connection with the Change in Control an amount of cash equal to the Acquisition Consideration payable for the Additional Shares that would have been issued pursuant to the Holder CIC Notice, less such Designated Additional Investment; or
              by some combination of (A) and (B).

      For the avoidance of doubt, the Acquisition Consideration to which the Holder may be entitled pursuant to this Section 6(a) shall be in addition to any Acquisition Consideration to which the Holder is entitled for (x) shares of Common Stock owned by the Holder and (y) any additional shares, if applicable, which the Holder may be entitled to receive under Section 9 of the Main Agreement.

      [intentionally omitted]
      Upon a Change in Control of Plug Power in which holders of Plug Power common stock are entitled to receive securities issued by the Acquiring Person, all references to Plug Power Stock hereunder shall refer instead to such Acquiring Person securities. Upon a Change in Control of Plug Power in which holders of Plug Power common stock are entitled to receive only cash or property other than securities issued by the Acquiring Person, then (i) references to the Prevailing Price of Plug Power Stock hereunder shall refer to such Prevailing Price as of immediately before the consummation of such Change in Control and (ii) upon exercise of the Plug Power Investment Right, the Holder shall be entitled to receive the cash or other property the Holder would have received (regardless of whether the Additional Investment Term with respect thereto shall have commenced) had it (i) exercised the Plug Power Investment Right, (ii) received the shares of Plug Power Stock deliverable thereupon immediately before the consummation of such Change in Control, (iii) subsequently received the most valuable consideration offered in exchange for shares of Plug Power Stock in such Change in Control transaction, and (iv) held such consideration at all times from such consummation through the Additional Investment Closing Date.
      The terms "Change in Control," "Acquiring Person" and "Acquisition Agreement" shall have the meanings ascribed to such terms in the Main Agreement.
  Restatements.

  If a Restatement (as defined in the Main Agreement) occurs within one year after the Holder has exercised any portion of the MTI Investment Right, the Issuer shall:

      deliver to the Holder a written notice within five (5) Business Days after and excluding each Restatement, stating the date on which a Restatement has occurred and including the documents in which the Restatement was publicly disclosed;
      if such Restatement is a Qualifying Restatement (as defined in the Main Agreement), issue to the Holder, within three (3) Business Days of the Restatement Price Determination Date (as defined in the Main Agreement), with respect to each Additional Investment Notice delivered by the Holder before the Restatement Price Determination Date, an additional number of shares of Common Stock, if any, equal to the product of (i) the positive difference, if any, between (A) the quotient of (1) the Designated Additional Investment set forth in such Additional Investment Notice delivered by the Holder to the Issuer prior to the date of the Restatement divided by (2) the Restatement Price (as defined in the Main Agreement) and (B) the number of shares of Common Stock issued by the Issuer pursuant to such Additional Investment Notice (in each instance, the "Original Additional Shares") and (ii) the quotient obtained by dividing X by the number of Common Shares issued to Holder and its affiliates by the Issuer pursuant to Section 1 of this Certificate where X is (A) in the case of Fletcher, its affiliates or any of its bona fide pledgees, the lesser of (1) the aggregate number of shares of Common Stock owned by Fletcher, its affiliates or any of its bona fide pledgees as of the date the Company announces its intention to effect a Restatement and (2) the number of shares of Common Stock issued to Fletcher, its affiliates or any of its bona fide pledgees by the Issuer pursuant to Section 1 of this Certificate, or (B) in the case of any Person other than Fletcher, its affiliates or any of its bona fide pledgees, the number of shares of Common Stock issued to such Person by the Issuer pursuant to Section 1 of this Certificate.
      If such Restatement is a Qualifying Restatement, and if the Restatement Price is lower than the then-prevailing Amendment Date Price, then the Amendment Date Price shall immediately and automatically be reduced to equal the Restatement Price.
  Lost or Stolen Certificate.

  In case this Certificate shall be mutilated, lost, stolen or destroyed, the Issuer may in its discretion issue in exchange and substitution for and upon cancellation of the mutilated Certificate, or in lieu of and substitution for the Certificate lost, stolen or destroyed, a new Certificate of like tenor, but only upon receipt of evidence reasonably satisfactory to the Issuer of such loss, theft or destruction of such Certificate and indemnity, if requested, reasonably satisfactory to the Issuer. Applicants for a substitute Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Issuer may prescribe.

  Additional Investment Agent.

  The Issuer (and any successor) shall serve as agent for the Additional Investment Rights under this Certificate and shall at all times maintain a register of the holders of the Additional Investment Rights.

  Notice.

  All communications hereunder shall be in writing and delivered as set forth in Section 19 of the Main Agreement.

  Miscellaneous.
      This Certificate shall be governed by, and construed in accordance with, the internal laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligation Law), and the Issuer hereby submits to the non-exclusive jurisdiction of any state or federal court in the Southern District of New York and any court hearing any appeal therefrom, over any suit, action or proceeding against it arising out of or based upon this Agreement (a "Related Proceeding"). The Issuer hereby waives any objection to any Related Proceeding in such courts whether on the grounds of venue, residence or domicile or on the ground that the Related Proceeding has been brought in an inconvenient forum.
      Any and all remedies set forth in this Certificate: (i) shall be in addition to any and all other remedies the Holder or the Company may have at law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as each of Fletcher and the Company may elect. The exercise of any remedy by the Holder or the Company shall not be deemed an election of remedies or preclude the Holder or the Company, respectively, from exercising any other remedies in the future.
      For purposes of this Certificate, except as otherwise expressly provided or unless the context otherwise requires: (i) the terms defined in this Certificate have the meanings assigned to them in this Certificate and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender and neuter gender of such term; (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with U.S. GAAP; (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Certificate, unless the context shall otherwise require; (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions; (v) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; (vi) the term "include" or "including" shall mean without limitation; (vii) any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statues and references to all attachments thereto and instruments incorporated therein; and (viii) references to a Person are also to its permitted successors and assigns and, in the case of an individual, to his or her heirs and estate, as applicable.
      If any term or other provision of this Certificate is invalid, illegal or incapable of being enforced by any rule of law or public policy all other conditions and provisions of this Certificate shall nevertheless remain in full force and effect. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the undersigned agrees that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Issuer shall negotiate in good faith to modify this Certificate so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
      Time shall be of the essence in this Certificate.
      All dollar ($) amounts set forth herein refer to United States dollars. All payments hereunder and thereunder will be made in lawful currency of the United States of America.
      Notwithstanding anything herein to the contrary, all measurements and references related to share prices and share numbers herein will be, in each instance, appropriately adjusted for stock splits, recombinations, stock dividends and the like.

This Certificate shall not be valid unless signed by the Issuer.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the Issuer has caused this Certificate of Additional Investment Rights to be signed by its duly authorized officer.

Dated: December 22, 2004

MECHANICAL TECHNOLOGY INCORPORATED

By: s/Cynthia A. Scheuer

Name: Cynthia A. Scheuer

Title: Vice-President and Chief Financial

Officer

Exhibit 1

[FORM OF ADDITIONAL INVESTMENT NOTICE]

(To Be Executed Upon Exercise Of Additional Investment Rights)

[DATE]

Mechanical Technology Incorporated

431 New Karner Road

Albany, New York 12205

Attention: Chief Financial Officer

Re: Exercise of Additional Investment Rights

Ladies and Gentlemen:

The undersigned is the registered holder of a certificate (the "Certificate") evidencing the above-referenced Additional Investment Rights (the "Additional Investment Rights") issued by Mechanical Technology Incorporated (the "Issuer") and hereby elects to exercise the Additional Investment Rights to purchase ______ shares of [Common Stock] [Plug Power Stock] (as defined in the Certificate) [exercise of Plug Power Investment Right or cash exercise of MTI Investment Right: and shall deliver on the Additional Investment Closing Date (as defined in the Certificate) via wire transfer of immediately available United States funds] $____________ (the "Designated Additional Investment") in exchange for such shares of [Common Stock][Plug Power Stock], all in accordance with the terms of such Certificate and the Main Agreement (as defined in the Certificate). [exercise of Plug Power Investment Right: The Plug Power Exercise Value after this exercise shall be $________.]

In accordance with the terms of the attached Certificate, the undersigned requests that certificates for such shares be registered in the name of and delivered to the undersigned at the following address:

[TO BE ADDED]

The undersigned will deliver the original Certificate no later than the second (2nd) Business Day after and excluding the date of this notice.

[If the Designated Additional Investment specified above is less than the total Additional Investment Amount remaining under the Certificate, insert the following -- The undersigned requests that a new Certificate substantially identical to the attached Certificate be issued to the undersigned evidencing Additional Investment Rights equal to the Additional Investment Amount called for on the face of the current Certificate minus an amount equal to the Designated Additional Investment.]

FLETCHER INTERNATIONAL, LTD., by its duly authorized investment advisor, FLETCHER ASSET MANAGEMENT, INC.

By:____________________________________ Name:

Title:

By:____________________________________ Name:

Title:

Receipt acknowledge by the Undersigned,

pursuant to Section 1.3 of the Certificate

on ____________, 200__

MECHANICAL TECHNOLOGY INCORPORATED

By: ____________________________

Name:

Title:

Exhibit 2

[FORM OF ADDITIONAL INVESTMENT DELIVERY NOTICE]

[DATE]

Fletcher International, Ltd.

c/o Fletcher Asset Management, Inc.

452 Fifth Avenue

HSBC Tower, 29th Floor

New York, New York 10018

Attn: Peter Zayfert

Telephone: (212) 284-4800

Facsimile: (212) 284-4801

Ladies and Gentlemen:

Reference is made to the Agreement (the "Main Agreement") dated as of January 26, 2004 by and between Mechanical Technology Incorporated (the "Issuer") and Fletcher International, Ltd. ("Fletcher"), as amended by Amendment No. 1 to the Main Agreement dated as of May 4, 2004. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Main Agreement.

This notice confirms that Additional Investment Rights have been exercised by Fletcher with respect to an Designated Additional Investment (as designated in the Additional Investment Notice) of $__________, requiring delivery by the Issuer to Fletcher of ________ shares of [Common][Plug Power] Stock. [Attached are copies of the front and back of the ____ original stock certificates, each representing ______ shares of Common Stock, together with a copy of the overnight courier air bill which will be used to ship such stock certificates.][We have executed Joint Instructions instructing the escrow agent under the Escrow Agreement to transfer ________ shares of Plug Power Stock to you upon receipt of $_______.] [If the Additional Investment Rights are exercised in part: Also attached is a reissued Certificate, as provided in Section 1.5(b) of the Certificate.] We will send the original stock certificates by overnight courier to the following address:

[Insert address specified in the Additional Investment Notice]

MECHANICAL TECHNOLOGY INCORPORATED

By: ____________________________

Name:

Title:

Exhibit 3

[FORM OF HOLDER CIC NOTICE]

(To Be Executed Upon Exercise Of Additional Investment Rights

in the event of a Change in Control)

[DATE]

Mechanical Technology Incorporated

431 New Karner Road

Albany, New York 12205

Attention: Chief Financial Officer

Re: Exercise of MTI Investment Right

Ladies and Gentlemen:

The undersigned is the registered holder of a certificate (the "Certificate") evidencing the MTI Investment Right (as defined in the Certificate) issued by Mechanical Technology Incorporated (the "Issuer") and hereby elects to exercise, subject to our ability to withdraw this notice at any time prior to the consummation of the Change in Control [and, at our election, contingent upon the consummation of the Change in Control (as defined in the Main Agreement (as defined in the Certificate)) ], the MTI Investment Right to purchase _______ shares of Common Stock (as defined in the Certificate) and shall deliver via wire transfer of immediately available United States funds $____________ (the "Designated Additional Investment") in exchange for [closing prior to the CIC: such shares of Common Stock] [closing simultaneous with CIC: the Acquisition Consideration to which we are entitled under Section 6 of the Certificate] in accordance with and subject to, the terms of the Certificate and the Main Agreement.

The closing of this exercise of the MTI Investment Right shall take place (subject to the our ability to withdraw this notice at any time prior to the consummation of the Change in Control), at our election, either (A) on the third (3) Business Day after and excluding the date that the Holder delivers a subsequent written notice that specifies the Additional Investment Closing Date with respect thereto, but in any event not later than simultaneously with the consummation of the Change in Control, or (B) if we do not specify a date in such written notice, or if we do not deliver such written notice earlier than the date of the consummation of the Change in Control, simultaneously with the consummation of the Change in Control.

FLETCHER INTERNATIONAL, LTD., by its duly authorized investment advisor, FLETCHER ASSET MANAGEMENT, INC.

By:____________________________________

Name:

Title:

By:____________________________________

Name:

Title:

Receipt acknowledge by the Undersigned,

pursuant to Section 6 of the Certificate

on ____________, 200__

MECHANICAL TECHNOLOGY INCORPORATED

By: ____________________________

Name:

Title:

Table of Contents

Page

1. Additional Investment. *

2. Reservation of Shares. *

3. Accountants' Report as to Adjustments. *

4. Transfer and Assignment. *

5. Taxes. *

6. Business Combinations. *

7. Restatements. *

8. Lost or Stolen Certificate. *

9. Additional Investment Agent. *

10. Notice. *

11. Miscellaneous. *

Index of Defined Terms

Page